UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2023

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 3rd Avenue

27th Floor

New York, NY 10017

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 1.01 Entry Into a Material Definitive Agreement.

First Omnibus Amendment and Reaffirmation Agreement to the Note Documents with Jackson Investment Group, LLC and 12% Senior Secured Promissory Note

On August 30, 2023, Staffing 360 Solutions, Inc. (the “Company”) entered into that certain First Omnibus Amendment and Reaffirmation Agreement to the Note Documents (the “Amendment Agreement”) with Jackson Investment Group, LLC (“Jackson”) and the guarantors party thereto (together with the Company, the “Obligors”), which Amendment Agreement, among other things: (i) amends that certain Third Amended and Restated Note and Warrant Purchase Agreement, by and between the Company and Jackson, dated as of October 27, 2022 (the “Existing Purchase Agreement”, and, as amended by the Amendment Agreement, the “Purchase Agreement”), (ii) provides for the issuance of Jackson Note (as defined below), (ii) joins certain subsidiaries of the Company to (a) that certain Amended and Restated Pledge Agreement, dated as of September 15, 2017 (as amended by the Amendment Agreement, the “Pledge Agreement”) and (b) that certain Amended and Restated Security Agreement, dated as of September 15, 2017 (as amended by the Amendment Agreement, the “Security Agreement”), as either subsidiary guarantors or pledgors (as applicable) and amends certain terms and conditions of each of the Pledge Agreement and the Security Agreement.

Pursuant to the terms of the Purchase Agreement, simultaneously with the execution of the Amendment Agreement, the Company issued to Jackson a new 12% Senior Secured Promissory Note due October 14, 2024 (the “Jackson Note”) in the principal amount of $2,000,000, the proceeds of which will be used by the Company to repay certain indebtedness of the Company, among others. Pursuant to the terms of the Amendment Agreement and the Jackson Note, the Company is required to pay interest on the Jackson Note at a per annum rate of 12%. In the event the Company has not repaid in cash at 50% of the outstanding principal balance of the Jackson Note on or before October 27, 2023, then interest on the outstanding principal balance of the Jackson Note will accrue at 16% per annum until the Jackson Note is repaid in full. All accrued and unpaid interest on the outstanding principal of the Jackson Note shall be due and payable in arrears in cash on a monthly basis.

Pursuant to the Amendment Agreement, interest on that certain Third Amended and Restated Senior Secured 12% Promissory Note due October 14, 2024, evidencing the obligations of the Obligors under the Existing Purchase Agreement and executed by the Company in favor of Jackson (the “Existing Note”), shall be paid in cash and continue to accrue at a rate per annum equal to 12% until the principal amount of the Existing Note has been paid in full. In the event that Company has not repaid in cash at least 50% of the outstanding principal balance of the Existing Note as of the date of the Amendment Agreement or on or before October 27, 2023, then interest on the outstanding principal balance of the Existing Note will accrue at 16% per annum until the Existing Note is repaid in full. All accrued and unpaid interest on the outstanding principal of the Existing Note shall be due and payable in arrears in cash on a monthly basis; provided that (i) the interest payment that would be due on September 1, 2023 shall instead be due December 1, 2023 and (ii) the amount of each such deferred interest payment shall be added to the principal amount of the Existing Note. Notwithstanding the foregoing, the amount necessary to satisfy such accrued but unpaid interest on the Existing Note as of the date of the Amendment Agreement was retained by Jackson from the aggregate purchase price of the Jackson Note, along with certain out-of-pocket fees and expenses, including reasonable attorney’s fees, incurred by Jackson in connection with the Amendment Agreement, the Jackson Note and related documents thereto.

The foregoing descriptions of the Amendment Agreement and the Jackson Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment Agreement and the Jackson Note, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Amendment No. 28 to Credit and Security Agreement and Limited Waiver with MidCap

On August 30, 2023, the Company entered into Amendment No. 28 to Credit and Security Agreement and Limited Waiver (“Amendment No. 28”), by and among the Company, as Parent, Monroe Staffing Services, LLC, a Delaware limited liability company, Faro Recruitment America, Inc., a New York corporation, Lighthouse Placement Services, Inc., a Massachusetts corporation, Key Resources, Inc., a North Carolina Corporation, Headway Workforce Solutions, Inc., a Delaware corporation, Headway Employer Services LLC, a Delaware limited liability company, Headway Payroll Solutions, LLC, a Delaware limited liability company, Headway HR Solutions, Inc., a New York corporation, and NC PEO Holdings, LLC, a Delaware limited liability company, collectively, as borrowers (the “Borrowers”), and MidCap Funding IV Trust, as agent for the lenders (as successor by assignment to MidCap Funding X Trust, “MidCap”) and the lenders party thereto (the “Lenders”), which amended that certain Credit and Security Agreement, dated as of April 8, 2015 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit and Security Agreement”), by and among, the Borrowers, the Agent and the Lenders. Amendment No. 28, among other things: (i) increases the applicable margin (a) from 4.25% to 4.50% with respect to revolving loans and other obligations (other than letter of credit liabilities) and (b) from 3.75% to 4.50% with respect to letter of credit liabilities, (ii) revises the definition of borrowing base to include the amount of any reserves and/or adjustments provided for in the Credit and Security Agreement, including, but not limited to, the Additional Reserve Amount (as defined in the in Amendment No. 28), (iii) requires that the Company complies with a fixed charge coverage ratio of at least 1:00 to 1:00, and (iv) waives the existing event of default that occurred under the Credit and Security Agreement due to the Credit Parties’ failure to maintain the Minimum Liquidity amount (as defined in the Credit and Security Agreement) for the fiscal month ending June 30, 2023 (each as defined in the Credit and Security Agreement).

In addition, pursuant Amendment No. 28, no later than five (5) business days following the receipt of any cash proceeds from any equity issuance or other cash contribution from the Company’s equity holders, the Company shall prepay the revolving loans by an amount equal to (i) the sum of $1,300,000, less the current funded Additional Reserve Amount, multiplied by (ii) 50%.

In connection with Amendment No. 28, the Company shall pay to MidCap (i) a modification fee of $68,249.71, and (ii) $31,750.29 in overdue interest amount, which such fees shall be due and payable on or before October 31, 2023.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 28, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Sixth Amendment to Intercreditor Agreement with Jackson and MidCap

On August 30, 2023, in connection with the Amendment Agreement, the Jackson Note and Amendment No. 28, the Company, Jackson, the Lenders and MidCap entered into the Sixth Amendment to Intercreditor Agreement (the “Sixth Amendment”), which amended the Intercreditor Agreement, dated as of September 15, 2017 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between the Company, Jackson and MidCap. The Sixth Amendment, among other things, provides for (i) consent by the Lenders to the Amendment Agreement and (ii) consent by Jackson to Amendment No. 28.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 related to the Amendment Agreement, the Jackson Note and Amendment No. 28 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On August 30, 2023, in connection with the Amendment Agreement, the Company issued to Jackson 200,000 shares of common stock of the Company (the “Jackson Shares”). The issuance of the Jackson Shares was not registered under the registration requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as transactions by an issuer not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is contained in Item 1.01 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Omnibus Amendment and Reaffirmation Agreement, dated August 30, 2023, by and between Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC.
10.2	12% Senior Secured Promissory Note issued on August 30, 2023 to Jackson Investment Group, LLC
10.3	Amendment No. 28 to the Credit and Security Agreement and Limited Waiver, dated August 30, 2023, by and between Staffing 360 Solutions, Inc. and MidCap Funding X Trust.
10.4	Sixth Amendment to Intercreditor Agreement, dated August 30, 2023, by and among Staffing 360 Solutions, Inc., Jackson Investment Group, LLC and MidCap Funding X Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2023	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer